Exhibit 99.1

Cerner Reports Third Quarter 2018 Results

KANSAS CITY, Mo. - October 25, 2018 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2018 third quarter that ended September 29, 2018.

Bookings in the third quarter of 2018 were $1.588 billion, an increase of 43 percent compared to $1.111 billion in the third quarter of 2017.

Third quarter revenue was $1.340 billion, an increase of 5 percent compared to $1.276 billion in the third quarter of 2017.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2018 net earnings were $169.4 million and diluted earnings per share were $0.51. Third quarter 2017 GAAP net earnings were $177.4 million and diluted earnings per share were $0.52.

Adjusted Net Earnings for third quarter 2018 were $209.4 million, compared to $205.9 million of Adjusted Net Earnings in the third quarter of 2017. Adjusted Diluted Earnings Per Share were $0.63 in the third quarter of 2018 compared to $0.61 of Adjusted Diluted Earnings Per Share in the year-ago quarter. Analysts’ consensus estimate for third quarter 2018 Adjusted Diluted Earnings Per Share was $0.63.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results,” where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other Highlights:

▪	Third quarter operating cash flow of $338.5 million.

▪
Third quarter Free Cash Flow of $155.3 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Third quarter days sales outstanding of 82 days, up from 73 days in the year-ago period.

▪	Total backlog of $14.70 billion.

“Our third quarter results were solid, with all key metrics in our expected ranges,” said John Peterzalek, Chief Client Officer. “We remain optimistic about our ability to continue delivering solid results and good growth over the long term as health care is still in the early stages of driving value from digitization. We believe we are in a great position to play a significant role in helping health care stakeholders move towards a more efficient and higher quality system of care.”

Future Period Guidance

Cerner currently expects:

▪	Fourth quarter 2018 revenue between $1.370 billion and $1.420 billion.

◦
The midpoint of this range reflects growth of 6% over the fourth quarter of 2017 and would bring expected full-year 2018 revenue to $5.396 billion, which reflects 5% growth over 2017 and is above the midpoint of Cerner’s previously provided full-year guidance range.

▪	Fourth quarter 2018 Adjusted Diluted Earnings Per Share between $0.62 and $0.64.

◦
The midpoint of this range is 9% higher than the fourth quarter of 2017 and would bring expected full-year 2018 Adjusted Diluted Earnings Per Share to $2.46, which is above the low-end of Cerner’s previously provided full-year guidance range.

▪	Fourth quarter 2018 new business bookings between $1.850 billion and $2.050 billion.

◦
The midpoint of this range reflects a 16% decrease compared to our record high bookings of $2.329 billion in the fourth quarter of 2017, but it would bring expected full-year 2018 bookings to $6.711 billion, which reflects growth of 6% over 2017.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on October 25, 2018. On the call, Cerner will discuss its third quarter 2018 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, October 25, 2018 through 6:30 p.m. CT, October 28, 2018. The dial-in number for the re-broadcast is (855) 859-2056; the passcode is 1497566.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner’s health technologies connect people and information systems at more than 27,500 contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “expected”, “guidance”, “position”, “believe”, “plan”, “opportunity”, “forecasted”, “estimate”, “would”, “outlook”, “anticipate” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: possibility of significant costs and reputational harm related to product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software solutions or technology-enabled services; material adverse resolution of legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (commonly referred to as Brexit) on our global business; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof into our business; risks associated with volatility and disruption resulting from global economic or market conditions; significant competition and our ability to quickly respond to market changes and changing technologies and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 29, 2018 and September 30, 2017
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2018	2017	2018	2017

Revenues	$1,340,073	$1,276,007	$4,000,661	$3,828,487
Costs of revenue	230,332	202,904	700,393	624,960

Margin	1,109,741	1,073,103	3,300,268	3,203,527

Operating expenses
Sales and client service	605,946	564,621	1,830,999	1,688,208
Software development	172,297	153,834	502,192	442,570
General and administrative	102,789	84,178	290,547	263,203
Amortization of acquisition-related intangibles	21,553	22,564	65,872	68,126
Total operating expenses	902,585	825,197	2,689,610	2,462,107

Operating earnings	207,156	247,906	610,658	741,420

Other income, net	6,943	2,509	18,404	4,054

Earnings before income taxes	214,099	250,415	629,062	745,474
Income taxes	(44,718)	(72,991)	(130,323)	(215,154)

Net earnings	$169,381	$177,424	$498,739	$530,320

Basic earnings per share	$0.51	$0.53	$1.51	$1.60

Basic weighted average shares outstanding	329,342	331,993	330,789	331,319

Diluted earnings per share	$0.51	$0.52	$1.49	$1.57

Diluted weighted average shares outstanding	332,937	338,780	334,493	337,946

Note 1: Our revenues by business model for the three and nine months ended September 29, 2018 and September 30, 2017 were as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2018	2017	2018	2017

Licensed software	$139,888	$144,515	$447,095	$442,729
Technology resale	60,378	56,946	199,011	194,185
Subscriptions	79,115	122,560	238,702	354,771
Professional services	456,725	400,884	1,345,311	1,193,362
Managed services	302,000	263,584	855,857	785,082
Support and maintenance	277,780	263,361	841,300	785,039
Reimbursed travel	24,187	24,157	73,385	73,319

Total revenues	$1,340,073	$1,276,007	$4,000,661	$3,828,487

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and nine months ended September 29, 2018 and September 30, 2017
(unaudited)

ADJUSTED OPERATING EARNINGS

(In thousands)	Three Months Ended		Nine Months Ended
	2018	2017	2018	2017

Operating earnings (GAAP)	$207,156	$247,906	$610,658	$741,420

Share-based compensation expense	26,882	21,359	79,620	63,368
Health Services acquisition-related amortization	20,685	20,706	62,833	62,579
Acquisition-related deferred revenue adjustment	—	4,141	—	12,913
Other adjustments	2,924	32	2,924	72

Adjusted Operating Earnings (non-GAAP)	$257,647	$294,144	$756,035	$880,352

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2018	2017	2018	2017

Net earnings (GAAP)	$169,381	$177,424	$498,739	$530,320

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	26,882	21,359	79,620	63,368
Health Services acquisition-related amortization	20,685	20,706	62,833	62,579
Acquisition-related deferred revenue adjustment	—	4,141	—	12,913
Other adjustments	2,924	32	2,924	72

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(10,545)	(13,477)	(30,098)	(40,095)
Share-based compensation permanent tax items	121	(4,251)	(3,615)	(19,911)

Adjusted Net Earnings (non-GAAP)	$209,448	$205,934	$610,403	$609,246

Diluted weighted average shares outstanding	332,937	338,780	334,493	337,946

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.63	$0.61	$1.82	$1.80

FREE CASH FLOW

(In thousands)	Three Months Ended		Nine Months Ended
	2018	2017	2018	2017

Cash flows from operating activities (GAAP)	$338,454	$362,937	$1,047,120	$958,765
Capital purchases	(116,957)	(73,000)	(305,951)	(262,372)
Capitalized software development costs	(66,171)	(67,067)	(209,122)	(210,033)
Free Cash Flow (non-GAAP)	$155,326	$222,870	$532,047	$486,360

Cash flows from investing activities (GAAP)	$(350,912)	$(252,186)	$(562,094)	$(593,689)

Cash flows from financing activities (GAAP)	$4,576	$(11)	$(345,704)	$27,639

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, and (iv) other adjustments.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other adjustments, (v) the income tax effect of the aforementioned items, and (vi) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations of Adjusted Operating Earnings and Adjusted Net Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2018	2017	2018	2017

Sales and client service	$10,131	$12,576	$35,917	$34,913
Software development	5,206	4,839	16,367	13,702
General and administrative	11,545	3,944	27,336	14,753
Total share-based compensation expense	$26,882	$21,359	$79,620	$63,368

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Acquisition-related deferred revenue adjustment - Consists of acquisition-related deferred revenue adjustments in connection with our acquisition of the Health Services business in February 2015. Accounting guidance requires that deferred revenue acquired in a business combination be written-down to an estimate of fulfillment cost, plus a normal profit margin, as a part of the allocation of purchase price to assets acquired and liabilities assumed. We add back the amount of the write-down applicable to the period as we believe such amount directly correlates to the underlying performance of our business operations.

Other adjustments - Consists of certain non-recurring charges which we believe may not directly correlate to the underlying performance of our business operations. Other adjustments for the three and nine months ended September 29, 2018 are comprised of certain expenses incurred in connection with our president's upcoming separation from the Company. Other adjustments for the three and nine months ended September 30, 2017 are comprised of acquisition, employee separation, and other costs associated with our acquisition of the Health Services business in February 2015. Such amounts are included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include without limitation share-based compensation expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as described above. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 29, 2018 and December 30, 2017
(unaudited)

(In thousands)	2018	2017

Assets
Current assets:
Cash and cash equivalents	$498,614	$370,923
Short-term investments	314,932	434,844
Receivables, net	1,210,616	1,042,781
Inventory	24,744	15,749
Prepaid expenses and other	337,904	515,930

Total current assets	2,386,810	2,380,227

Property and equipment, net	1,697,249	1,603,319
Software development costs, net	882,257	822,159
Goodwill	848,237	853,005
Intangible assets, net	420,542	479,753
Long-term investments	338,233	196,837
Other assets	212,072	134,011

Total assets	$6,785,400	$6,469,311

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$258,431	$218,996
Current installments of long-term debt and capital lease obligations	2,318	11,585
Deferred revenue	352,778	311,337
Accrued payroll and tax withholdings	233,011	183,770
Other accrued expenses	60,487	63,907

Total current liabilities	907,025	789,595

Long-term debt and capital lease obligations	438,781	515,130
Deferred income taxes and other liabilities	369,547	365,674
Deferred revenue	4,317	13,564

Total liabilities	1,719,670	1,683,963

Shareholders' Equity:
Common stock	3,619	3,592
Additional paid-in capital	1,527,224	1,380,371
Retained earnings	5,445,205	4,938,866
Treasury stock	(1,809,309)	(1,464,099)
Accumulated other comprehensive loss, net	(101,009)	(73,382)

Total shareholders' equity	5,065,730	4,785,348

Total liabilities and shareholders' equity	$6,785,400	$6,469,311

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and nine months ended September 29, 2018 and September 30, 2017
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	2018	2017	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$169,381	$177,424	$498,739	$530,320
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	161,103	146,352	473,748	425,241
Share-based compensation expense	25,209	19,858	74,348	59,217
Provision for deferred income taxes	14,676	10,818	16,412	36,667
Changes in assets and liabilities:
Receivables, net	(64,003)	60,643	(250,042)	(19,080)
Inventory	(9,396)	(1,120)	(9,006)	(909)
Prepaid expenses and other	(18,982)	(12,014)	162,053	(11,908)
Accounts payable	(21,602)	(46,298)	21,762	(12,651)
Accrued income taxes	(17,069)	5,830	(9,150)	1,984
Deferred revenue	74,448	413	34,316	12,749
Other accrued liabilities	24,689	1,031	33,940	(62,865)

Net cash provided by operating activities	338,454	362,937	1,047,120	958,765

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(116,957)	(73,000)	(305,951)	(262,372)
Capitalized software development costs	(66,171)	(67,067)	(209,122)	(210,033)
Purchases of investments	(282,564)	(154,526)	(477,156)	(337,010)
Sales and maturities of investments	122,711	50,557	454,439	237,912
Purchase of other intangibles	(7,931)	(8,150)	(24,304)	(22,186)

Net cash used in investing activities	(350,912)	(252,186)	(562,094)	(593,689)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	—	(75,000)	—
Proceeds from exercises of stock options	60,658	23,395	82,001	61,688
Payments to taxing authorities in connection with shares directly withheld from associates	(2,441)	(17)	(9,749)	(7,989)
Treasury stock purchases	(57,586)	(23,389)	(345,210)	(23,389)
Contingent consideration payments for acquisition of businesses	—	—	(1,691)	(2,671)
Other	3,945	—	3,945	—

Net cash provided by (used in) financing activities	4,576	(11)	(345,704)	27,639

Effect of exchange rate changes on cash and cash equivalents	(4,472)	1,884	(11,631)	9,478

Net increase (decrease) in cash and cash equivalents	(12,354)	112,624	127,691	402,193
Cash and cash equivalents at beginning of period	510,968	460,430	370,923	170,861

Cash and cash equivalents at end of period	$498,614	$573,054	$498,614	$573,054